                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

     [_]  Preliminary Proxy Statement
     [X]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [_]  Soliciting Material Pursuant to /S/ 240.14a-11(c) or /S/ 240.14a-12

                        ARMOR ALL PRODUCTS CORPORATION
               (Name of Registrant as Specified In Its Charter)

                                Dana T. Iapicca
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2)
     [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

          4)  Proposed maximum aggregate value of transaction:

/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

LOGO

                         ARMOR ALL PRODUCTS CORPORATION
                                   6 LIBERTY
                             ALISO VIEJO, CA 92656

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 22, 1994

  The Annual Meeting of Stockholders of Armor All Products Corporation, a Delaware corporation (hereinafter called "Armor All" or the "Corporation"), will be held at 10:00 A.M. on Friday, July 22, 1994 in Conference Rooms A and B at One Post Street, 18th Floor, San Francisco, California 94104, to consider and take action upon the election of seven directors, and such other business as may properly come before the meeting or any adjournment thereof.

  Holders of record of the Corporation's Common Stock at the close of business on June 1, 1994 are entitled to receive notice of and to vote at the meeting.

  To assure that your shares will be represented at the meeting, please complete, sign, date and return the enclosed proxy promptly in the envelope provided. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF NANCY A. MILLER LOGO]

                                          Nancy A. Miller
                                          Vice President and Secretary

June 21, 1994

                         ARMOR ALL PRODUCTS CORPORATION
                                   6 LIBERTY
                             ALISO VIEJO, CA 92656

                                PROXY STATEMENT

  This Proxy Statement is being mailed on or about June 21, 1994 to stockholders of Armor All Products Corporation ("Armor All" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on July 22, 1994, and at any adjournment thereof, pursuant to the accompanying Notice of Meeting. Shares represented by a properly executed proxy received by the Corporation in time to permit its use at the meeting will be voted as indicated on the proxy. Stockholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy, and voting in person.

  It is proposed that at the meeting action will be taken upon the election of seven directors to hold office for the ensuing year. The Board of Directors knows of no other business to come before the meeting. If any other business should properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

  The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, officers and regular employees of the Corporation may solicit proxies personally or by telephone, telegraph or other means without additional compensation. Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Corporation will, upon request, reimburse them for their reasonable expenses in so doing.

  At the close of business on June 1, 1994, there were outstanding and entitled to vote at the meeting 21,172,986 shares of Common Stock. Each share of stock outstanding on such date entitles the stockholder of record to one vote on all matters submitted at the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. If a quorum is present, a plurality of the votes cast at the meeting is required for the election of directors. Any other matter submitted to stockholders for approval would require the affirmative vote of a majority of the aggregate number of shares present at the meeting and entitled to vote on the matter. Thus, an abstention has the same practical effect as a negative vote, but a broker non-vote has no effect.

  Participants in the Corporation's Profit-Sharing Investment Plan are entitled to instruct the Plan trustee, on a confidential basis, how to vote all shares of Armor All Common Stock allocated to their accounts under the Plan and will receive a separate voting instruction card for that purpose. All shares as to which the trustee receives no voting instructions from participants will be voted by the trustee in the same proportion as shares as to which instructions are received.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of June 1, 1994, with respect to the only persons known by the Corporation to be the beneficial owners of more than five percent of its outstanding Common Stock, which is the Corporation's only class of voting securities.

                                                      AMOUNT AND NATURE
       NAME AND ADDRESS                                 OF BENEFICIAL   PERCENT
      OF BENEFICIAL OWNER                                 OWNERSHIP     OF CLASS
      -------------------                             ----------------- --------
      McKesson Corporation........................... 11,975,000          56.6
       One Post Street                                Sole voting and
       San Francisco, CA 94104                        investment power
      Ariel Capital Management, Inc..................  2,291,420(1)       10.8
       307 North Michigan Ave.
       Chicago, IL 60601

- - - --------
(1) This information is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, reporting that as of December 31, 1993, Ariel Capital Management, Inc., a registered investment adviser, had sole voting power as to 1,574,420 shares, shared voting power as to 191,200 shares, and sole dispositive power as to 2,291,420 shares.

  McKesson Corporation ("McKesson") intends to vote its shares in favor of the nominees for election to the Board of Directors listed herein. Since the holders of Common Stock do not have cumulative voting rights and since McKesson's shares represent more than 50% of the outstanding shares of Common Stock entitled to be voted at the meeting, McKesson will be able to elect the entire Board of Directors.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table indicates as to each director and each of the executive officers named in the Summary Compensation Table and as to all directors and officers as a group, the number of shares and percentage of the Corporation's Common Stock beneficially owned as of June 1, 1994:

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
          NAME                                                  OWNERSHIP(1)
          ----                                                -----------------
      William A. Armstrong...................................          -0-
      Jon S. Cartwright......................................        4,000(2)
      Kenneth M. Evans.......................................       80,085(2)(3)
      David L. Mahoney.......................................          -0-
      David E. McDowell......................................          -0-
      Karen Gordon Mills.....................................          -0-
      Joseph A. Sasenick.....................................        6,000(2)
      Alan Seelenfreund......................................          -0-
      Michael A. Caron.......................................       42,741(2)(3)
      Steven L. Kliff........................................       12,814(2)(3)
      Mervyn J. McCulloch....................................       22,188(2)(3)
      All Directors and Officers as a Group (19 persons).....      335,488(2)(3)

- - - --------
(1) Unless otherwise indicated, the nature of beneficial ownership for all shares is sole voting and investment power (or with voting and investment power shared with a spouse). The shares represent less than 1% of the outstanding shares for every person, and 1.6% for all directors and officers as a group.
(2) Includes shares that may be acquired within 60 days after June 1, 1994 through the exercise of stock options granted under the Corporation's 1986 Stock Option Plan, as follows: Mr. Evans, 45,000 shares; Mr. Caron, 28,513 shares; Mr. Kliff, 5,813 shares; Mr. McCulloch, 10,250 shares; Mr. Cartwright, 4,000 shares; Mr. Sasenick, 4,000 shares; and all directors and officers as a group, 214,102 shares.
(3) Includes shares held under the Corporation's Profit-Sharing Investment Plan and as to which the participant has sole voting but no investment power, as follows: Mr. Evans, 885; Mr. Caron, 2,268; Mr. Kliff, 1; Mr. McCulloch, 1,118; and all directors and officers as a group, 14,340; 34,200 shares subject to possible forfeiture granted to Mr. Evans, 8,600 to Mr. Caron, 7,000 to Mr. Kliff, 10,000 to Mr. McCulloch, and 91,200 shares to all directors and officers as a group under the Corporation's 1988 Restricted Stock Plan; 500 shares as to which a member of the group disclaims beneficial ownership; 600 shares owned by Mr. McCulloch's spouse; and 500 shares held in a family trust by a member of the group, as to which the holder and his spouse have shared voting and investment power.

                             ELECTION OF DIRECTORS

  It is the intention of the persons named in the enclosed form of proxy, unless authorization to do so is withheld, to vote for the election of the seven nominees named below, to serve as directors until the next annual meeting of stockholders and until their successors shall have been elected and qualified. If any nominee should be unavailable for election, an event which is not presently anticipated, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the enclosed form of proxy in accordance with their judgment, or the number of authorized directors may be reduced.

  Following is information concerning the nominees for election at the meeting. Each nominee has consented to being named in this Proxy Statement and to serve if elected. On March 21, 1994 the Board of Directors amended the Bylaws to increase the size of the Board to eight members, and on that date elected Karen Gordon Mills to fill the vacancy created by the increase. Joseph A. Sasenick, who has served as a director since 1990, has informed the Board that he will not be a nominee for re-election at this year's Annual Meeting. Accordingly, on May 17, 1994, the Board of Directors amended the Bylaws to reduce the size of the Board to seven members to take effect immediately preceding the election of directors at the Annual Meeting. All other nominees are currently serving as directors and were elected by the stockholders at the 1993 Annual Meeting. Ages shown are as of June 1, 1994.

WILLIAM A. ARMSTRONG

  Age 52. Vice President Human Resources and Administration of McKesson since April 1, 1993; Vice President Administration from January 1992 to April 1993; Vice President from July 1991 until January 1992; Executive Assistant to the Office of the Chief Executive from April 1990 until January 1992; Staff Vice President of Management Development from 1988 to April 1990. Mr. Armstrong has been a director of the Corporation since 1991 and is a member of the Compensation Committee.

JON S. CARTWRIGHT

  Age 57. Executive Director of the Center for Telecommunications Management, a nonprofit research and education center affiliated with the University of Southern California Graduate School of Business Administration, since January 1990 and Professor of Management and Organization at the USC Graduate School of Business Administration since January 1991. Corporate Resident Manager of International Business Machines Corporation (IBM) from 1987 to 1990. Mr. Cartwright has been a director of the Corporation since 1993 and is a member of the Audit and Compensation Committees.

KENNETH M. EVANS

  Age 52. President and Chief Executive Officer since April 1991. Group Vice-President of the Do-it-Yourself Products Group of L. & F. Products, a subsidiary of Eastman Kodak, from 1989 to April 1991; President of the Thompson & Formby Division of L. & F. Products from 1985 to 1989. Mr. Evans has been a director of the Corporation since 1991. He is also a director of the O'Brien Corporation.

DAVID L. MAHONEY

  Age 39. Vice President Strategic Planning of McKesson since July 1990; formerly a Principal (from 1987 to 1990) of McKinsey & Company, an international management consulting firm. Mr. Mahoney has been a director of the Corporation since 1992.

DAVID E. MCDOWELL

  Age 51. Chairman of the Board since April 1992. President and Chief Operating Officer of McKesson since January 1992. Vice President and General Manager, Quality and Chief Information Officer of International Business Machines Corporation (IBM) from November 1990 until January 1992; President of IBM's National Service Division from July 1987 until November 1990. Mr. McDowell has been a director of the Corporation since 1992 and is Chairman of the Compensation Committee and a member of the Audit Committee. He is also a director of McKesson.

KAREN GORDON MILLS

  Age 40. President of MMP Group, Inc., a management company providing consulting and investment banking services, since 1993; Managing Director and Chief Operating Officer, Industrial Group, E. S. Jacobs & Company, a principal investing firm, from 1983 to 1993. Director of Triangle Pacific Corp. and Chairman of Radcliffe Partners. Ms. Mills was elected a director of the Corporation on March 21, 1994.

ALAN SEELENFREUND

  Age 57. Chairman of the Board and Chief Executive Officer of McKesson since November 1989; Executive Vice President of McKesson from November 1986 to November 1989. Mr. Seelenfreund has been a director of the Corporation since 1986. He is also a director of McKesson and Pacific Gas and Electric Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Under the federal securities laws, the Corporation's Directors, its executive officers and any persons holding (as defined in the rules and regulations of the Securities and Exchange Commission) more than ten percent of the Corporation's Common Stock are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"), the NASDAQ Stock Market and the Corporation. For fiscal year 1994, these filing requirements were satisfied, except that McKesson, which holds more than ten percent of the Corporation's Common Stock, had one late Form 4 filing for one transaction. In making this disclosure, the Corporation has relied solely on written representations of its Directors and executive officers and its ten percent holders and/or copies of the reports that they have filed with the Commission.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has designated two standing committees--an Audit Committee and a Compensation Committee. The members of each standing committee are appointed by the Board of Directors and serve a term coexistent with that of the Board that appointed such committee.

  The Audit Committee, comprised of three directors, held three meetings during the year ended March 31, 1994. The Audit Committee recommends to the Board the retention or discharge of the Corporation's independent auditors and reviews the scope, extent and procedures of the audit and the fees to be paid therefor. The Committee also reviews the audit results, and approves the audited financial statements and recommends to the Board their inclusion in the annual report to stockholders; consults with the independent auditors, the internal auditors and management on the adequacy of internal accounting controls; and performs such other functions as may be necessary in the efficient discharge of its duties.

  The Compensation Committee, comprised of three directors, held five meetings during the year ended March 31, 1994. The Compensation Committee serves as the administrative committee for the Corporation's stock option plan, restricted stock plan, deferred compensation plan, and all other incentive plans; reviews and makes recommendations to the Board with respect to the salary and other terms and conditions of employment of the Chief Executive Officer and approves salaries and other terms and conditions of employment of all other officers and of other employees of the Corporation above specified salary grades, and examines and makes recommendations to the Board regarding the Corporation's overall compensation program for managerial level employees.

  The Board of Directors held seven meetings during the year ended March 31, 1994. Attendance at Board and Committee meetings combined averaged approximately 95%. Each director, except for Messrs. Mahoney and Seelenfreund, attended more than 75% of the combined total meetings of the Board and Committees of the Board on which the director served at any time during the year.

  The Board of Directors will consider nominees for director recommended by stockholders. Any stockholder who wishes to recommend a nominee should submit the recommendation in writing to the Vice President and Secretary of the Corporation, c/o McKesson Corporation, One Post Street, San Francisco, CA 94104.

                           COMPENSATION OF DIRECTORS

  Each director who is not an employee of the Corporation or of McKesson receives an annual retainer of $12,000, payable quarterly; a stipend of $750 for each Board or Committee meeting attended; and reimbursement for all expenses incurred in attending such meetings. Directors who are employees of the Corporation or of McKesson receive no additional compensation for their services as members of the Board or any Board committee. In addition, the nonemployee directors also receive nonqualified stock options under the provisions of the 1986 Stock Option Plan, which provide that each nonemployee director, on the date of the Annual Meeting of Stockholders at which he or she is first elected to the Board, is to receive an option to purchase 5,000 shares of Common Stock, which is immediately exercisable in full but expires in five equal annual installments. On the date of each subsequent annual meeting, each continuing nonemployee director automatically receives an option to purchase an additional 1,000 shares, which is immediately exercisable in full. Subject to the above-mentioned expiration provisions, the term of each option is five years.

  Under the Corporation's Deferred Compensation Administration Plan (the "DCAP"), any director entitled to compensation for services as a director may make an irrevocable election to defer receipt of all or a portion of his or her annual retainer and meeting fees (but not less than $5,000), until such person ceases to be a director or attains age 65, whichever is later, or at such other time as is specified by the director, after which payments are made in any number of approximately equal annual installments over such period of years, not exceeding fifteen, as is elected by the director. In the event of a change in control of the Corporation (as defined in the DCAP) deferred funds shall be distributed immediately upon the effective date of the change. One director currently participates in the DCAP.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  David E. McDowell, Chairman of the Compensation Committee, is President and Chief Operating Officer and a Director of McKesson, and William A. Armstrong, a member of the Committee, is Vice President Human Resources and Administration of McKesson. The third member of the Committee, Jon S. Cartwright, is an outside director. (See the discussion of Certain Relationships and Related Transactions on page 16.)

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Corporation's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is composed of three directors. Two are officers of McKesson and one is an independent outside director. The Committee is responsible for administering the Corporation's stock option and restricted stock plans, reviewing and making recommendations to the full Board with respect to the salary, incentive compensation and other terms and conditions of employment of the Chief Executive Officer and approving salaries, incentive compensation and other terms and conditions of employment of the other executive officers named in the Summary Compensation Table (the "executive officers") and other officers and key employees of the Company in and above specified salary grade levels.

  The following report was prepared by the members of the Committee (whose names appear at the end of the report) to provide the Corporation's stockholders with an explanation of Armor All's compensation policies, and the criteria used in designing compensation programs and setting compensation levels for the executive officers, and specifically, the compensation of the Chief Executive Officer during fiscal year 1994.

  In its deliberations concerning compensation of executive officers, the Committee considers the following factors: (1) the Corporation's performance in comparison with previously set objectives and against prior year's achievement,
(2) the individual performance of each executive officer, (3) a number of comparative compensation surveys, which are supplied by professional compensation consultants approved by the Committee and retained by the Corporation for this purpose, and other material concerning compensation levels and stock grants at similar companies, such as compensation information disclosed in the proxy statements of other companies, (4) the overall competitive environment for executives and the level of compensation needed to attract and retain executive talent, and (5) the recommendations of professional compensation consultants. Companies used in comparative analyses for executive compensation purposes are selected with the assistance of professional compensation consultants. Such companies represent a broad cross-section of consumer product companies and are selected based on a variety of factors including similarity in financial attributes, size and complexity to the Corporation. The companies used in comparative analyses for executive compensation purposes include some of the companies in the Peer Group Index used in the Performance Graph, as well as other companies. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because it believes that the Corporation's competitors for executive talent are more varied than the companies included in the Peer Group Index chosen for comparing stockholder return in the Performance Graph.

  The Corporation's compensation program is designed to enhance stockholder value by linking a large part of the executives' compensation directly to performance. The objective is to provide base salary for executives at approximately the 60th percentile for executives at similar companies, while providing an opportunity to achieve total compensation (including base salary, annual bonus and long-term incentives) at the 75th percentile or above for exceptional performance.

                           Components of Compensation

  The Corporation's compensation package consists of base salary, a short-term incentive plan, and long-term incentives (stock and cash). Base pay is reviewed annually. Actual base salary is based on individual performance, competitive pay practices and level of responsibility. Competitive pay practices are determined through job evaluation and market comparisons. The fiscal year 1994 salaries of executive officers were determined primarily on the basis of each executive officer's performance and responsibility, the Corporation's performance, and competitive salary level market data. Increases in fiscal year 1994 salaries reflected the Committee's determination that compensation levels should be increased to remain competitive, given each executive officer's performance, the Corporation's performance in fiscal year 1994 and the competitive environment for executive talent.

  The Short-Term Incentive Plan ("STIP") rewards participants for reaching profit targets related to required rates of return. For fiscal year 1994, the measures included goals for pre-tax income at specified levels of investment. Individual executives' target values vary by level of responsibility, are set at a percentage of base salary and are competitive with those paid to executive officers at companies in the comparison group. The annual incentive award an executive officer is eligible to receive can range from zero to three times the incentive award percentage assigned to his or her position. The incentive award percentages assigned to the executive officers range from 30% to 60% of salary. Actual awards to the executive officers for fiscal year 1994 depended on the degree to which the Corporation achieved its target income objectives and the extent to which the executive officer was judged to have contributed to the overall results.

  The Corporation has three executive compensation plans to help achieve long-term performance objectives. The three plans are the Stock Option Plan, the Restricted Stock Plan and the Long-Term Incentive Plan ("LTIP"). For the Chief Executive Officer, a long-term incentive value of 15% of salary is provided by stock options; 20% by restricted stock and 30% by cash awards under the LTIP. For executive officers other than the Chief Executive Officer, a long-term incentive value of 20% of salary is provided by stock options; 13% by restricted stock and 20% by cash awards under the LTIP. The LTIP provides cash awards based solely on the Corporation's results over three-year periods. Goals for this plan are set annually for the successive three-year period. These goals are designed to focus an executive officer's attention on long-term growth balanced with return to stockholders. The measures of financial performance currently in use are profit before tax in excess of 25% return on assets employed. The LTIP awards to the executive officers for the three-year period ended March 31, 1994 reflected the Corporation's achievement of 150% of the LTIP targets. The LTIP is being discontinued and no further awards will be made after the current performance periods are completed in fiscal year 1995.

  The Corporation's 1986 Stock Option Plan is designed to strengthen the link between the interests of shareholders and management. Stock options are generally granted annually and provide executives a ten-year period, subject to specified vesting requirements, to purchase shares of Common Stock at the full market price of the stock on the day the option is granted. Annual grants are generally equal to the target percent of pay described above modified by performance. In addition, the Committee considers the size of prior grants, but does not take into account the number of options currently held by an executive officer in determining annual award levels. The number of options needed to provide the target percent of pay is determined by use of the Black-Scholes model for valuing stock options. In fiscal year 1994, option grants were proportionately reduced compared to option grants in the prior year which had been increased by fifty percent.

  The Corporation's 1988 Restricted Stock Plan was established to provide strong incentive for highly qualified executives to remain with the Corporation as well as to strengthen their link to shareholders through increased stock ownership. Grants of restricted stock are considered annually. In fiscal year 1994, the stockholders voted to extend the duration of the Restricted Stock Plan and to increase the shares authorized for future awards under the plan. The current general practice is for restrictions to lapse only if performance goals are met during a four-year period. The measure used to determine if restrictions will lapse on the performance-based shares awarded in fiscal year 1994 will be the compounded increase in profit before tax over a four-year period.

  The Corporation has not yet adopted a policy regarding the recently enacted $1 million annual limitation on the federal income tax deductibility of compensation paid to any executive officer. However, it has been determined that the new limitations did not impact the Corporation in fiscal year 1994. At the present time, there are no executive officers whose compensation meets or exceeds the $1 million annual limit nor is it expected that an executive officer will reach this limit in fiscal year 1995.

           Compensation of Kenneth M. Evans, Chief Executive Officer

  During fiscal year 1994, the Committee reviewed Mr. Evans' performance and made recommendations to the Board concerning his base salary and STIP award and approved his stock option and restricted stock awards using the same criteria that were used to determine salaries and incentive compensation levels for the executive officers discussed at the beginning of this report. Mr. Evans' compensation for fiscal year 1994 is shown in the Summary Compensation Table on page 12.

  The Corporation's performance in fiscal year 1994 reflected strong improvement over the prior year and against aggressive performance goals that had been set. Revenues and profits increased over fiscal year 1993 and the international business exceeded performance targets. Customer acceptance of three new products exceeded expectations. A long-term strategic goal was achieved by establishing the Home Care product division which accounted for incremental revenues in its first year of operation. Mr. Evans received a 5.6% increase in base salary during the period. His STIP award represented 50% of his annual compensation and reflected the difficulty in the attainment of the goals set for the Corporation during the year and his success in achieving those goals. Mr. Evans received an LTIP award for the three-year period ending March 31, 1994 based upon the Corporation's exceeding performance targets during the period. Mr. Evans' stock option award was based on the Committee's assessment of his overall performance and on the Committee's philosophy that stock ownership by management aligns management's interests more closely with those of the Corporation's shareholders. Mr. Evans received two restricted stock grants in fiscal year 1994. A special restricted stock grant of 12,500 shares was awarded in recognition of Mr. Evans' significant assistance in the offering by the Corporation of 5,175,000 shares of its stock and the successful marketing of a $180,000,000 exchangeable debenture offering by McKesson Corporation, which debentures are exchangeable for shares of Armor All Common Stock owned by McKesson. The restrictions on these shares lapse as to 25% of the shares on each of the first through fourth anniversaries after the date of grant. The restrictions on the second restricted stock grant of 6,300 shares lapse dependent upon the achievement of stretch goals in compound growth in profit before tax.

  It is the Committee's view that Mr. Evans' total fiscal year 1994 compensation package was based on an appropriate balance of (1) the Corporation's performance, (2) his own contributions, and (3) competitive standards.

                                          The Compensation Committee

                                          David E. McDowell, Chairman
                                          William A. Armstrong
                                          Jon S. Cartwright

                               PERFORMANCE GRAPHS

  Set forth below is a line graph comparing the performance of the Corporation's Common Stock during the period April 1, 1989 through March 31, 1994 with the NASDAQ Stock Market Index, and a peer group comprised of the following nineteen consumer products companies: Alberto-Culver Company, Church & Dwight Co., Inc., Eljer Industries, Inc., First Brands Corporation, Kimball International, Inc., Lancaster Colony Corporation, La-Z-Boy Chair Company, National Presto Industries, Inc., NCH Corporation, Neutragena Corporation, Oneida Ltd., Pratt & Lambert, Inc., Royal Appliance Mfg. Co., RPM, Inc., The Scotts Company, Stanhome Inc., The Valspar Corporation, WD-40 Company, and Wynn's International, Inc. The Corporation is not included in the peer group. Total Return Indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance depicted in the performance graphs shown below is not necessarily indicative of future price performance.

                      FIVE YEAR CUMULATIVE TOTAL RETURN*


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG ARMOR ALL, NASDAQ COMPOSITE AND PEER GROUP


Measurement Period                          NASDAQ
(Fiscal Year Covered)        ARMOR ALL      COMPOSITE    PEER GROUP
- - - -------------------          ----------     ---------    ----------
Measurement Pt-
03/31/89                     $100.00        $100.00      $100.00
FYE 03/31/90                 $ 83.98        $108.97      $117.24
FYE 03/31/91                 $ 65.27        $124.46      $136.99
FYE 03/31/92                 $ 72.71        $158.59      $161.82
FYE 03/31/93                 $118.75        $182.12      $168.58
FYE 03/31/94                 $124.71        $195.65      $171.38

*Assumes $100 Invested in Armor All Common Stock and in each index on
 March 31, 1989 and that all dividends are reinvested.

  The Corporation has been under the direction of new management since April 15, 1991, and as the graph below demonstrates, the Corporation's Common Stock has outperformed the broad NASDAQ Stock Market Index and its peer group since the beginning of fiscal year 1993.

                      THREE YEAR CUMULATIVE TOTAL RETURN*

                             [GRAPH APPEARS HERE]

               COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN
               AMONG ARMOR ALL, NASDAQ COMPOSITE AND PEER GROUP


Measurement Period                          NASDAQ
(Fiscal Year Covered)        ARMOR ALL      COMPOSITE    PEER GROUP
- - - -------------------          ----------     ---------    ----------
Measurement Pt-
03/31/91                     $100.00        $100.00      $100.00
FYE 03/31/92                 $111.40        $127.42      $118.13
FYE 03/31/93                 $181.94        $146.33      $123.06
FYE 03/31/94                 $191.07        $157.20      $125.10

*Assumes $100 Invested in Armor All Common Stock and in each index on
 March 31, 1991 and that all dividends are reinvested.

                           SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation for services in all capacities for the last three fiscal years for the Chief Executive Officer and the other three individuals who served as executive officers of the Corporation as of March 31, 1994.

                                                        LONG-TERM COMPENSATION
                                                     ----------------------------
                             ANNUAL COMPENSATION           AWARDS        PAYOUTS
                         --------------------------- ------------------- --------
                                             OTHER
                                            ANNUAL   RESTRICTED                   ALL OTHER
                                            COMPEN-    STOCK               LTIP    COMPEN-
NAME AND PRINCIPAL        SALARY   BONUS    SATION     AWARDS   OPTIONS/ PAYOUTS   SATION
   POSITION(1)      YEAR   ($)      ($)    ($)(2)(3)   ($)(4)   SARS (#)   ($)    ($)(3)(5)
- - - ------------------  ----  ------   -----   --------- ---------- -------- -------- ---------
Kenneth M. Evans,   1994 $285,000 $290,000    --      $347,900   15,000  $112,500  $32,508
President and       1993  269,167  330,000    --       175,000   30,000         0   28,858
CEO                 1992  240,705  340,000    --        57,375   60,000         0      --
Michael A. Caron,   1994  163,600   54,000    --        43,050    3,000    56,900   21,332
Senior Vice         1993  158,600   84,500    --        43,750    8,250    50,200   18,518
President and       1992  151,800   60,000    --        21,250    7,500         0      --
President of Armor
All International                             --
Steven L. Kliff,    1994  158,250   70,000    --        61,500    5,000       --     9,368
Senior Vice
President
Consumer
Products(6)                                   --
Mervyn J.           1994  179,000   72,000    --        61,500    5,000    60,100   23,268
McCulloch,          1993  170,000  125,000    --        52,500   13,200    52,500   20,223
Executive Vice      1992  160,300   75,000    --        21,250    5,800         0      --
President and
Chief Financial
Officer

- - - --------
(1) Mr. McDowell, who serves as Chairman of the Board of the Corporation, receives no compensation from the Corporation.
(2) The aggregate amount of perquisites and other personal benefits paid to each of the named executive officers for fiscal year 1994 did not exceed the lesser of 10% of such officer's total annual salary and bonus or $50,000, and such amounts are not included in the table.
(3) Under the Securities and Exchange Commission's transition rules, no disclosure is required prior to fiscal year 1993.
(4) Of the restricted shares awarded in fiscal year 1994, all were performance-based, except for 12,500 shares awarded to Mr. Evans, which will be released in annual increments of 25% beginning one year after the date of the award, provided that Mr. Evans is still in the employ of the Corporation on the dates on which the restrictions lapse. The remaining restricted shares awarded in fiscal year 1994 are performance-based and will be released at the end of fiscal year 1998 if the Corporation attains a specified goal of compounded growth in profit before tax for the four-year period fiscal year 1995 through fiscal year 1998. All shares awarded in fiscal year 1993 were performance-based and the restrictions will lapse at the end of fiscal year 1997 if the Corporation meets specified financial goals. Shares awarded in fiscal year 1992 will be released four years after grant if the officer is still employed by the Corporation at the end of the restriction period. Dividends are paid on the shares at the same rate as paid to all other stockholders. The 1988 Restricted Stock Plan provides that, in the event of a change in control of the Corporation or of McKesson (as defined in the plan), all restrictions on outstanding restricted stock grants shall immediately lapse. As of March 31, 1994, the number of shares of restricted stock outstanding to each named executive officer and the market value of the shares, respectively, were as follows: Mr. Evans, 34,200 and $658,350; Mr. Caron, 8,600 and $165,550; Mr. Kliff, 7,000 and $134,750; and Mr.
   McCulloch, 10,000 and $192,500.
(5) For fiscal year 1994, includes the aggregate value of (i) the Corporation's matching stock contributions under the Profit-Sharing Investment Plan ("PSIP"), a plan designed to qualify as an employee stock ownership plan under the Internal Revenue Code (the "Code"), allocated to the accounts of the named executive officers, as follows: Mr. Evans, $5,554; Mr. Caron, $5,449; Mr. Kliff, $22; and Mr. McCulloch, $5,491; (ii) employer matching cash contributions under the Supplemental PSIP, an unfunded, nonqualified plan established because of limitations on annual contributions to the PSIP contained in the Code, as follows: Mr. Evans, $16,586; Mr. Caron, $5,290; and Mr. McCulloch, $7,343; and (iii) stock contributions made by McKesson Corporation to the named executives' ESOP accounts under the McKesson PSIP, as follows: Mr. Evans, $10,368; Mr. Caron, $10,593; Mr. Kliff, $9,346; and Mr. McCulloch; $10,434. In addition, the fiscal year 1993 amounts shown have been restated to include the components specified above for fiscal year 1994.
(6) Mr. Kliff became an executive officer on August 17, 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS              GRANT DATE VALUE
                         ------------------------------------------- ----------------
                                      % OF TOTAL
                                       OPTIONS
                                      GRANTED TO EXERCISE
                         OPTIONS/SARS EMPLOYEES  OR BASE
                           GRANTED    IN FISCAL   PRICE   EXPIRATION    GRANT DATE
       NAME                 (#)(1)       YEAR     ($/SH)     DATE    PRESENT VALUE(2)
       ----              ------------ ---------- -------- ---------- ----------------
Kenneth M. Evans........    15,000      14.86%    $20.50   1/18/04       $108,548
Michael A. Caron........     3,000       2.97      20.50   1/18/04         21,710
Steven L. Kliff.........     5,000       4.95      20.50   1/18/04         36,183
Mervyn J. McCulloch.....     5,000       4.95      20.50   1/18/04         36,183

- - - --------
(1) During fiscal year 1994, options to purchase an aggregate of 100,950 shares were granted to 67 optionees at option prices ranging from $16.375 to $20.50 with a weighted average option price of $20.05. All options granted to employees are for ten-year terms and are granted at fair market value and exercisable in installments of 25% per year beginning one year after the date of grant. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Corporation withhold shares otherwise issuable under the option with a fair market value equal to such obligations. The Corporation has not granted any stock appreciation rights.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of 35.3% for the options set forth in this table. The assumptions used in calculating the reported value include: stock volatility 43%; interest rate 4.71%; annual dividend $0.64; exercise period 10 years; vesting 25% per year; exercise period at retirement 36 months; grant frequency annually. The Corporation does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Corporation's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                          VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES               OPTIONS AT FY-END (#)         FY-END ($)(1)
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
       NAME              EXERCISE(2) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
       ----              ----------- -------- ----------- ------------- ----------- -------------
Kenneth M. Evans........     -0-       -0-      37,500       67,500      $266,250     $293,750
Michael A. Caron........     -0-       -0-      31,013       14,237       172,907       55,468
Steven L. Kliff.........     -0-       -0-       5,813       16,437        30,845       41,156
Mervyn J. McCulloch.....     -0-       -0-      10,250       19,150        67,766       55,397

- - - --------
(1) Options are "in-the-money" if on March 31, 1994 the market price of the Common Stock ($19.25) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on March 31, 1994 and the aggregate exercise price of such options.
(2) None of the named executive officers exercised stock options in fiscal year 1994.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  The Corporation's employment agreements with Mr. Evans, which expired on April 15, 1994, and with Mr. Kliff, which expired in September 1993, provided for annual salaries at the rates in effect as of the date of commencement of the agreements or such higher salaries from time to time approved by the Board plus such additional compensation voted to them yearly by the Board. Mr. Evans' agreement also provided for a minimum award under the Corporation's Short-Term Incentive Plan of $100,000 per year for the first two years of the agreement. In addition, Mr. Evans has been designated a participant in certain employee benefit plans of McKesson.

  Since it is no longer the Corporation's practice to enter into employment agreements with its executive officers, as of April 1, 1994 it entered into termination agreements with Messrs. Evans, Kliff and McCulloch providing for payment of severance benefits upon their termination of employment following a "change in control" of the Corporation (defined in the agreements as the occurrence of certain specified events). The agreements, which will remain in effect until terminated by the Compensation Committee (or by the Board of Directors, in the case of Mr. Evans' agreement), provide for the payment of benefits upon a change in control of the Corporation or of McKesson and actual or constructive termination of employment within two years of such change. In the event of termination of employment under the agreements, the Corporation shall pay to the executive as severance pay in a cash lump sum an amount equal to 2.99 times his "severance pay base", subject to adjustment as described below. "Severance pay base" means the executive's "base amount" determined under Section 280G of the Internal Revenue Code. The amount of severance benefits paid shall be no higher than the amount that is not subject to disallowance of deduction under
Section 280G of the Internal Revenue Code. Accrual of service for Mr. Evans would continue under the McKesson Executive Benefit Retirement Plan and he would continue to participate in the McKesson Executive Medical Plan and Executive Survivor Benefits Plan for a minimum of twelve months, plus one month for each year of service with a maximum benefit of twenty-four months.

                                RETIREMENT PLAN

  Employees of the Corporation participate in the McKesson Corporation Retirement Plan (the "McKesson Plan"). The costs of participation in the McKesson Plan are paid by the Corporation.

  The table below illustrates, as of March 31, 1994, the estimated annual benefits payable upon retirement at age 65 under the McKesson Plan in the specified compensation and years-of-service classifications. The benefits are computed as single life annuity amounts.

  FIVE YEAR                                              YEARS OF SERVICE
   AVERAGE                                        -------------------------------
COMPENSATION                                        15      20      25      30
- - - ------------                                      ------- ------- ------- -------
  $150,000......................................  $29,677 $39,569 $49,461 $59,353
   200,000......................................   40,177  53,569  66,961  80,353
   300,000......................................   42,114  56,152  70,189  84,227
   400,000......................................   42,114  56,152  70,189  84,227
   500,000......................................   42,114  56,152  70,189  84,227
   600,000......................................   42,114  56,152  70,189  84,227
   700,000......................................   42,114  56,152  70,189  84,227

  Annual benefits are generally equal to a percentage of final average pay (averaged over the highest consecutive five-year period out of the last 15 years of service preceding retirement) up to Covered Compensation (the average of the Social Security wage bases over the 35 year period ending with the year the participant attains or will attain Social Security Retirement Age) plus a percentage of final average pay exceeding Covered Compensation, the total of which is multiplied by years of creditable service up to a maximum of 30 years. Compensation covered under the McKesson Plan is defined as base pay plus overtime and/or annual bonus as disclosed in the Summary Compensation Table for the named executive officers.

  As of March 31, 1994, the following individuals had the number of years of creditable service indicated: Mr. Evans, 3 years, Mr. Caron, 9 years, Mr. Kliff, 3 years and Mr. McCulloch, 4 years.

  Mr. Evans also participates in the McKesson Corporation 1984 Executive Benefit Retirement Plan (the "EBRP"). The benefit under the EBRP is a percentage of final average pay based on years of service or is determined by the Board of Directors. The maximum benefit is 60% of final average pay. The total paid under the EBRP is not reduced by Social Security benefits but is reduced by those benefits payable on a single life basis under the McKesson Plan. Based on retirement at age 65, the annual combined benefit payable to Mr. Evans under the McKesson Plan and the EBRP would be approximately $292,297.

                       INDEBTEDNESS OF EXECUTIVE OFFICER

  During fiscal year 1994 the Corporation extended to Mr. Kliff a loan in the principal amount of $520,000, due two years after the date of the loan, with interest payable monthly at the rate of 3.875% during the initial six-month period, and thereafter to be adjusted according to a schedule set forth in the loan. The loan to Mr. Kliff was to refinance the mortgage on his residence, and the loan is secured by a deed of trust on that property. Mr. Kliff's maximum aggregate indebtedness during fiscal year 1994 and the amount outstanding at March 31, 1994 was $520,000. No other director or executive officer was indebted to the Corporation in an amount in excess of $60,000 during fiscal year 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On July 1, 1986, the Corporation entered into a Services Agreement, (the "Agreement") with McKesson, of which Messrs. McDowell and Seelenfreund are officers and directors, and Messrs. Armstrong and Mahoney are officers. Pursuant to the Agreement, McKesson has agreed to provide certain corporate staff services to the Corporation. For the fiscal year ended March 31, 1994, the amount charged the Corporation by McKesson for such services was $580,000, exclusive of insurance and outside professional services that are billed separately. This charge is modified annually to reflect changes in McKesson's costs of providing these services. Such services include treasury and financial, legal, corporate secretary, investor relations, tax, internal audit, planning and corporate development, accounting advice, and employee benefit, personnel and payroll services. The Corporation can request, and McKesson may provide, data processing, computer programming and other services to supplement the capabilities of the Corporation. McKesson has agreed to make available to the Corporation certain employee benefit plans and also has agreed to allow Corporation employees to continue to participate in McKesson's retirement plan and employee stock ownership plans. The Corporation has agreed to contribute annually to the plans the amount necessary to fund employee participation. The Corporation is also insured under McKesson's property and casualty insurance program for limits of liability and deductibles deemed appropriate for the Corporation's risk exposures and size. Premiums are based on the Corporation's risk exposure and historical loss experience.

  The Agreement is automatically renewed for successive one-year terms unless terminated and is reviewed annually by the Corporation's Chief Financial Officer with the independent nonemployee directors. The Agreement will be terminated if McKesson should own less than a majority of the outstanding voting stock of the Corporation, or upon 120 days' prior written notice by either party, or upon such earlier date as the parties may mutually agree to in writing. The Agreement provides that McKesson's liability with respect to any loss or damages arising in connection with the provision of services to the Corporation is limited to amounts billed for such services.

  Pursuant to the Agreement, the Corporation's U.S. operations participate on a daily basis in a cash management program administered by McKesson. Under this arrangement, the Corporation invests any excess cash under the cash management program, has access to the cash invested and meets cash requirements through borrowings from McKesson. All amounts invested with McKesson are deposited in a separate bank account in the Corporation's name. The Corporation receives interest from McKesson on funds deposited under the program, or pays interest to McKesson on funds borrowed, at a rate equal to the monthly Federal

Reserve Composite Rate for 7-day commercial paper less one-tenth of one percent for funds deposited under the program and plus one-half of one percent for funds borrowed from McKesson. The Agreement provides that McKesson will make available that amount of cash necessary to provide the Corporation with sufficient funds to meet its needs as defined in its annual capital and operating budget and that the Corporation will pay McKesson an annual credit facility fee of $25,000. At March 31, 1994, the Corporation had invested $22,076,000 under the cash management program at an interest rate of 3.4%. The maximum amount invested by the Corporation under the cash management program at any month end during the fiscal year ended March 31, 1994 was $51,396,000. In the fiscal year ended March 31, 1994, the Corporation received from McKesson net interest in the amount of $1,219,000 pursuant to this arrangement.

  Under the terms of the Acquisition Agreement dated July 1, 1986 pursuant to which McKesson transferred the business of its Armor All Products Division to the Corporation (the "Acquisition Agreement"), McKesson and the Corporation have agreed that, so long as McKesson owns at least a majority of the outstanding voting stock of the Corporation, McKesson will refer to the Corporation any business opportunities McKesson deems appropriate concerning appearance protection products applicable to the automotive aftermarket. McKesson has complete discretion to determine which products or ideas the Corporation may develop or fund. McKesson has not established objective criteria to utilize in exercising its discretion. Such determinations will be made on a case-by-case basis as such opportunities arise. McKesson has no obligation to refer to the Corporation ideas or products whether or not related to appearance protection products applicable to the automotive aftermarket. McKesson is currently in the business of distributing appearance protection products, and will continue to be entitled to distribute such products and any other products it deems appropriate. The Corporation is entitled to retain and develop any product or idea within the scope of its intended operations which it develops through its own facilities or staff. McKesson is not obligated to fund, or permit the Corporation to fund, development of any product or idea, if McKesson concludes that such development is not in the Corporation's best interests.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed the firm of Deloitte & Touche as independent auditors to audit the accounts of the Corporation for the fiscal year ending March 31, 1995. Deloitte & Touche served as auditors for the Corporation during the fiscal year ended March 31, 1994. Representatives of Deloitte & Touche are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

                                 ANNUAL REPORT

  A copy of the Annual Report of the Corporation for the year ended March 31, 1994, including financial statements, accompanies this Proxy Statement.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  A stockholder who intends to submit a proposal for inclusion pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 in the proxy statement for the 1995 Annual Meeting, must send the proposal so as to be received by the Corporate Secretary at the principal executive offices of the Corporation, 6 Liberty, Aliso Viejo, CA 92656, no later than February 21, 1995.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF NANCY A. MILLER LOGO]

                                          Nancy A. Miller
                                          Vice President and Secretary

June 21, 1994

ARMOR ALL



June 21, 1994



Dear Armor All Profit-Sharing Investment Plan Participant:

     As a participant in the Armor All Products Corporation Profit-Sharing Investment Plan ("PSIP"), you are a stockholder in the Corporation. At the Annual Stockholders Meeting to be held on July 22, 1994, you have the right to instruct the Plan Trustee, on a confidential basis, how to vote the shares of Armor All Common Stock allocated to your accounts on matters that come before the stockholders. Your PSIP accounts include the shares held as a result of Company Matching Contributions and Quarterly Contributions.

     The enclosed Proxy Statement describes the proposal to be voted on at this year's Annual Meeting. The Board of Directors of Armor All recommends that you vote FOR the election of directors. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PSIP VOTING CARD IN THE ENVELOPE PROVIDED. If you sign and return this card without marking any specific voting directions, your shares will be voted in accordance with the Board of Directors' recommendation as indicated above. This card also gives the Trustee authority to vote on your behalf on any other matters which may properly come before the meeting. All shares for which the Trustee receives no voting instructions will be voted in the same proportion as shares for which instructions are received.

     Participants who own shares of Armor All Common Stock by means other than the PSIP will receive a separate proxy for the voting of those shares.

     To ensure that your shares are represented and voted at the meeting according to your wishes, your signed PSIP voting card must be received by the Trustee by July 18, 1994. A copy of the Corporation's 1994 Annual Report will be distributed separately.

     I encourage you to exercise your voting rights as a stockholder of the Corporation.

                                       Sincerely,



                                       /s/ Kenneth M. Evans
                                       -------------------------
                                       Kenneth M. Evans
                                       President and
                                       Chief Executive Officer

P R O X Y
                         ARMOR ALL PRODUCTS CORPORATION

                            PROXY FOR ANNUAL MEETING
                                 JULY 22, 1994
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints David E. McDowell, Kenneth M. Evans and Nancy A. Miller, and each of them, with full power of substitution, proxies to vote all stock of Armor All Products Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Conference Rooms A and B, at One Post Street, 18th Floor, San Francisco, California, on Friday, July 22, 1994 at 10:00 A.M., or at any adjournments thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matters that may properly come before said meeting.

         Election of Directors: William A. Armstrong,
         Jon S. Cartwright, Kenneth M. Evans,
         David L. Mahoney, David E. McDowell, Karen
         Gordon Mills and Alan Seelenfreund.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                  SEE REVERSE
                                      SIDE

[X] Please mark your votes as in this example.                        |2482
                                                                       ----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL:
- - - --------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:
- - - --------------------------------------------------------------------------------

1. Election of Directors (see reverse)
   FOR [_]    WITHHELD [_]
   FOR, except vote withheld from the following nominee(s):
- - - --------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - --------------------------------------------------------------------------------

________________________________________________________________________________
  SIGNATURE(S)                                                            DATE

                      [ARMOR ALL ADVERTISING ART/COUPON]

                                PSIP VOTING CARD

              DIRECTION TO TRUSTEE, ARMOR ALL PRODUCTS CORPORATION
                         PROFIT-SHARING INVESTMENT PLAN

To: The Chase Manhattan Bank, N.A.

I direct you as Trustee of the Armor All Products Corporation Profit-Sharing Investment Plan to vote (in person or by proxy) as I have indicated on the reverse side hereof, all shares of Armor All Products Corporation Common Stock allocated to my accounts under the plan at the Annual Meeting of Stockholders of Armor All Products Corporation on July 22, 1994. You may vote according to your discretion (or that of your proxy holder) on any other matter which may properly come before the meeting.

     Election of Directors: William A. Armstrong, Jon S.
     Cartwright, Kenneth M. Evans,
     David L. Mahoney, David E. McDowell, Karen Gordon
     Mills and Alan Seelenfreund.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE
APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY
BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF
DIRECTORS' RECOMMENDATION.

                                  SEE REVERSE
                                      SIDE

THIS VOTING CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE FOLLOWING PROPOSAL:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. Election of Directors (see reverse)
   For [_]    Withheld [_]

   For, except vote withheld from the following nominee(s):

- - - --------------------------------------------------------------------------------


Dated: _________________________________________________________________________

- - - --------------------------------------------------------------------------------
Signature
Participant: Please sign exactly as name appears at left.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PSIP VOTING CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
  Please mark inside boxes so that data processing equipment will record your vote.
- - - --------------------------------------------------------------------------------

                      [ARMOR ALL ADVERTISING ART/COUPON]

P R O X Y
                         ARMOR ALL PRODUCTS CORPORATION

                            PROXY FOR ANNUAL MEETING
                                 JULY 22, 1994
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints David E. McDowell, Kenneth M. Evans and Nancy A. Miller, and each of them, with full power of substitution, proxies to vote all stock of Armor All Products Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Conference Rooms A and B, at One Post Street, 18th Floor, San Francisco, California, on Friday, July 22, 1994 at 10:00 A.M., or at any adjournments thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matters that may properly come before said meeting.

         Election of Directors: William A. Armstrong,
         Jon S. Cartwright, Kenneth M. Evans,
         David L. Mahoney, David E. McDowell, Karen
         Gordon Mills and Alan Seelenfreund.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                  SEE REVERSE
                                      SIDE

[X] Please mark your votes as in this example.                        |2482
                                                                       ----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL:
- - - --------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:
- - - --------------------------------------------------------------------------------

1. Election of Directors (see reverse)
   FOR [_]    WITHHELD [_]
   FOR, except vote withheld from the following nominee(s):
- - - --------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - --------------------------------------------------------------------------------

________________________________________________________________________________
  SIGNATURE(S)                                                            DATE

                            GRAPHICS APPENDIX LIST



    PAGE WHERE
    GRAPHIC                 DESCRIPTION OF GRAPHIC OR CROSS-REFERENCE
    APPEARS
    ----------          -------------------------------------------------

       PC2              $1.00 off coupon for Armor All Protectant;
     (Coupon)           contains a picture of two bottles of
                        Protectant on the right side of the coupon, with the following wording above and to the left of the picture -- "Now the Choice is Yours. Original or New Low Gloss Formula,
                        Same Protection, Less Shine."


       PC4              Same as PC2
     (Coupon)